Exhibit 10.13

DATED 28 March 2017

(1)	MEPC MILTON PARK NO. 1 LIMITED AND MEPC MILTON PARK NO. 2 LIMITED

(2)	IMMUNOCORE LIMITED

LEASE

relating to

91 Park Drive

Milton Park

+44 (0) 1235 836600

BSDR.COM

DX 144160 ABINGDON 4

BrookStreet des Roches LLP

25A Western Avenue, Milton Park,

Abingdon, Oxfordshire, OX14 4SH

PRESCRIBED CLAUSES

LR1. Date of lease	28 March 2017
LR2. Title number(s)	LR2.1 Landlord’s title number(s)
BK102078
LR2.2 Other title number(s)
ON122118, ON122717, ON130606, ON145942, ON146219, ON225380, ON38283, ON72772, ON96949, ON216090
LR3. Parties to this lease	Landlord

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ

Tenant
IMMUNOCORE LIMITED (Company number 6456207) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY
Other parties
None
LR 4. Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

91 Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY shown edged red on the Plan with a net internal floor area of 2,808.65 square metres (30,233 square feet) measured in accordance with the RICS Code  of Measuring Practice (sixth edition)

LR5. Prescribed Statements etc.	None
LR6. Term for which the Property is leased	From and including 17 March 2017
To and including 28 September 2040
LR7. Premium	None
LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions
LR9. Rights of acquisition etc.	LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land
None
LR9.2 Tenant’s covenant to (or offer to) surrender this lease
None
LR9. 3 Landlord’s contractual rights to acquire this lease
None

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None
LR11. Easements	LR11.1 Easements granted by this lease for the benefit of the Property
The easements specified in Part I of the First Schedule of this lease
LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property
The easements specified in Part II of the First Schedule of this lease
LR12. Estate rentcharge burdening the Property	None
LR13. Application for standard form of restriction	None
LR14. Declaration of trust where there is more than one person comprising the Tenant	None

INNOVATION DRIVE
JUBILEE AVENUE
PARK DRIVE
El Sub Sta
Ramp
El Sub Sta
El Sub Sta
El Sub Sta
Tank
Mast
57 Am
SCALE 1:1250
10 0 10 20 30 40 50
m
Ordnance Survey, (c) Crown Copyright 2011. All rights reserved. Licence number 100000449

REV	DESCRIPTION	DATE	BY	CHKD
-	-	00/00/16	XX	XX

ORIGINATOR:
RIDGE
PROPERTY & CONSTRUCTION CONSULTANTS
THE COWYARDS, BLENHEIM PARK, OXFORD ROAD, WOODSTOCK, OX20 1QR
www.ridge.co.uk

CLIENT: MEPC Milton Park

CONTRACTOR CLIENT:

PROJECT:
MEPC - MILTON PARK
TENANCY UPDATES

TITLE:
91 PARK DRIVE
LAND REGISTRY, LEASE PLAN

DRAWN BY:	TW	SCALE:	1:1250 @ A3
CHECKED BY:	TH	DATE:	27/04/2016

STATUS: INFORMATION

DRAWING No. -

JOB No.	ORIG	ZONE	LEVEL	TYPE	ROLE	NUMBER	REV
140374	RDG	Z04	00	PL	B	0015	-

INNOVATION DRIVE
JUBILEE AVENUE
PARK DRIVE
El Sub Sta
El Sub Sta
El Sub Sta
El Sub Sta
Ramp
Tank
Mast
57 Am
SCALE 1:1250

Ordnance Survey, (c) Crown Copyright 2011. All rights reserved. Licence number 100000449

-	-	00/00/16	XX	XX

RIDGE

www.ridge.co.uk

MLPC
Milton Park

PROJECT:
MEPC - MILTON PARK
TENANCY UPDATES

TITLE:
FIRST FLOOR EAST & WEST
91 PARK DRIVE
LAND REGISTRY, LEASE PLAN

DRAWN BY: TW
SCALE: 1:1250 @ A3
CHECKED BY: TH
DATE: 27/04/2016

STATUS:
INFORMATION

DRAWING No. -

140374	RDG	Z04	00	PL	B	0031	-

This lease made on the date and between the parties specified in the Prescribed Clauses Witnesses as follows:

1	Definitions and Interpretation

In this lease unless the context otherwise requires:

1.1	Definitions

Adjoining Property means any adjoining or neighbouring premises in which the Landlord or a Group Company of the Landlord holds or shall at any time during the Term hold a freehold or leasehold interest;

Agreement for Lease means the agreement dated 14 September 2016 made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited, on behalf of MEPC Milton LP, and (2) Immunocore Limited, as varied by a Deed of Variation dated 14 March 2017 made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited, on behalf of MEPC Milton LP, and (2) Immunocore Limited providing, inter alia, for the grant of this lease and the grant of the 95 Lease;

Base Rate means the base rate from time to time of Barclays Bank PLC or (if not available) such comparable rate of interest as the Landlord shall reasonably require;

Break Date 1 means 28 September 2020;

Break Date 2 means 28 September 2025;

Break Date 3 means 28 September 2030;

Break Date 4 means 28 September 2035;

Building Specification means the specification marked “Building Specification” annexed to this lease;

Centre means the external part of the Property (being all of the Property excluding the building marked “91” on the Plan) and includes any part of the Centre and any alteration or addition to it or replacement of it and any additional buildings or structures constructed on it;

Centre Common Areas means the roads, accesses, the parking and other areas of the Centre;

Centre Services means the services provided or procured by the Landlord in relation to the Centre as set out in Part III of the Fourth Schedule;

Common Control means that each of the companies concerned has 50% or more of its outstanding voting stock in the ownership of the same persons or companies;

Conduit means any existing or future media for the passage of substances or energy and any ancillary apparatus attached to them and any enclosures for them;

Contractual Term means the term specified in the Prescribed Clauses;

Encumbrances means the obligations and encumbrances (if any) specified in Part III of the First Schedule;

Estate means Milton Park, Abingdon, Oxfordshire (of which the Property forms part) and the buildings from time to time standing on it shown on the Plan together with any other adjoining land which is incorporated into Milton Park;

Estate Common Areas means the roads, accesses, landscaped areas, car parks, estate management offices and other areas or amenities on the Estate or outside the Estate but serving or otherwise benefiting the Estate as a whole which are from time to time provided or designated for the common amenity or benefit of the owners or occupiers of the Estate;

Estate Services means the services provided or procured by the Landlord in relation to the Estate as set out in Part II of the Fourth Schedule;

Group Company means a company which is a member of the same group of companies within the meaning of Section 42 of the 1954 Act or is within Common Control;

Guarantor means any party to this lease so named in the Prescribed Clauses (which in the case of an individual includes his personal representatives) and any guarantor of the obligations of the Tenant for the time being;

Insurance Commencement Date means 17 March 2017;

Insured Risks means fire, lightning, earthquake, explosion, terrorism, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood and impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks or insurance as may from time to time be reasonably required by the Landlord (subject in all cases to such usual exclusions and limitations as may be imposed by the insurers), and Insured Risk means any one of them;

Landlord means the party to this lease so named in the Prescribed Clauses and includes any other person entitled to the immediate reversion to this lease;

Landlord’s Surveyor means a suitably qualified person or firm appointed by the Landlord (including an employee of the Landlord or a Group Company) to perform the function of a surveyor for the purposes of this lease;

Lease Particulars means the descriptions and terms in the section headed Lease Particulars which form part of this lease insofar as they are not inconsistent with the other provisions of this lease;

Permitted Use means use within Class B1 of the 1987 Order

Plan means the plan or plans annexed to this lease;

Prescribed Clauses means the descriptions and terms in the section headed Prescribed Clauses which form part of this lease;

Principal Rent means SIX HUNDRED AND SEVEN THOUSAND EIGHT HUNDRED AND SEVENTY SIX POUNDS AND TWENTY SIX PENCE (£607,876.26) per annum subject to increase in accordance with the Second Schedule;

Property means the property described in the Prescribed Clauses and includes any part of it, any alteration or addition to the Property and any fixtures and fittings in or on the Property;

Quarter Days means 25 March, 24 June, 29 September and 25 December in every year and Quarter Day means any of them;

Rent Commencement Date means 17 March 2017;

Review Dates means 29 September 2020 (Review Date 1), 29 September 2025 (Review Date 2), 29 September 2030 (Review Date 3) and 29 September 2035 (Review Date 4);

Service Charge means the Service Charge set out in the Fourth Schedule;

Service Charge Commencement Date means 17 March 2017;

Services means the Estate Services and the Centre Services;

Subletting Unit means part of the Property consisting of a whole floor or a part of a floor comprising a Wing;

Tenant means the party to this lease so named in the Prescribed Clauses and includes its successors in title;

Term means the Contractual Term together with any continuation of the term or the tenancy (whether by statute, common law holding over or otherwise);

This lease means this lease and any document supplemental to it or entered into pursuant to it;

Uninsured Risk means an Insured Risk against which insurance is from time to time unobtainable on normal commercial terms in the London insurance market at reasonable commercial rates for a property equivalent in size, layout, type and location.

VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

Wing means any of the ground floor east wing, ground floor west wing, first floor east wing or first floor west wing as shown on the Plan;

95 Lease means the lease of 95 Park Drive Milton Park as contemplated by the Agreement for Lease;

1954 Act means the Landlord and Tenant Act 1954;

1987 Order means the Town and Country Planning (Use Classes) Order 1987 (as originally made);

1995 Act means the Landlord and Tenant (Covenants) Act 1995;

2003 Order means The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

1.2	Interpretation

1.2.1	If the Landlord, the Tenant or the Guarantor is more than one person then their covenants are joint and several;

1.2.2	Any reference to a statute includes any modification extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it;

1.2.3	Any covenant by the Tenant not to do any act or thing includes an obligation not knowingly to permit or suffer such act or thing to be done;

1.2.4	If the Landlord reserves rights of access or other rights over or in relation to the Property then those rights extend to persons authorised by it;

1.2.5	References to the act or default of the Tenant include acts or default or negligence of any undertenant or of anyone at the Property with the Tenant’s or any undertenant’s permission or sufferance;

1.2.6	The index and Clause headings in this lease are for ease of reference only;

1.2.7	References to the last year of the Term shall mean the twelve months ending on the expiration or earlier termination of the Term;

1.2.8	References to Costs include all liabilities, claims, demands, proceedings, damages, losses and proper and reasonable costs and expenses;

1.2.9	References to Principal Rent, Current Rent, Indexed Rent and Revised Rent are references to yearly sums.

2	Demise

The Landlord with Full Title Guarantee DEMISES the Property to the Tenant for the Contractual Term TOGETHER WITH the rights set out in Part I of the First Schedule, EXCEPT AND RESERVING as mentioned in Part II of the First Schedule and SUBJECT TO the Encumbrances;

3	Rent

The Tenant will pay by way of rent during the Term or until released pursuant to the 1995 Act without any deduction counterclaim or set off except where required by law:

3.1	The Principal Rent and any VAT by equal quarterly payments in advance on the Quarter Days to be paid by Direct Debit, Banker’s Standing Order or other means as the Landlord requires, the first payment for the period from and including the Rent Commencement Date to (but excluding) the next Quarter Day to be made on the Rent Commencement Date;

3.2	The Service Charge and any VAT at the times and in the manner set out in the Fourth Schedule;

3.3	The following amounts and any VAT:

3.3.1	the sums specified in Clauses 4.1 [interest] and 4.2 [outgoings and utilities];

3.3.2	the sums specified in Clause 6.2.1 [insurance];

3.3.3	all Costs incurred by the Landlord as a result of any breach of the Tenant’s covenants in this lease.

4	Tenant’s covenants

The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows:

4.1	Interest

If the Landlord does not receive any sum due to it within 14 days of the due date to pay on demand interest on such sum at 2 per cent above Base Rate from the due date until payment

(both before and after any judgment), provided this Clause shall not prejudice any other right or remedy for the recovery of such sum;

4.2	Outgoings and Utilities

4.2.1	To pay all existing and future rates, taxes, charges, assessments and outgoings in respect of the Property (whether assessed or imposed on the owner or the occupier), except any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents reserved by this lease and any tax arising on any dealing by the Landlord with its reversion to this lease;

4.2.2	To pay for all gas, electricity, water, telephone and other utilities used on the Property, and all charges in connection with such utilities and for meters and all standing charges, and a fair and reasonable proportion of any joint charges as determined by the Landlord’s Surveyor;

4.3	VAT

4.3.1	Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due;

4.3.2	Any obligation to reimburse or pay the Landlord’s expenditure extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT;

4.4	Repair

4.4.1	To keep the Property (excluding the Centre) in good and substantial repair and condition (damage by any Uninsured Risk or by the Insured Risks excepted save to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant);

4.4.2	To make good any disrepair for which the Tenant is liable within 2 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires);

4.4.3	If the Tenant fails to comply with any such notice the Landlord may enter and carry out the work and the cost shall be reimbursed by the Tenant on demand as a debt;

4.4.4	To enter into maintenance contracts with reputable contractors for the regular servicing of all plant and equipment serving only the Property;

4.5	Decoration

4.5.1	To clean, prepare and paint or treat and generally redecorate :

(i)	all external parts of the Property (excluding the Centre) in every third year and in the last year of the Term;

(ii)	all internal parts of the Property in every fifth year and in the last year of the Term;

4.5.2	All the work described in Clause 4.5.1 is to be carried out:

(i)	in a good and workmanlike manner to the Landlord’s reasonable satisfaction; and

(ii)	in colours which (if different from the existing colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed);

4.6	Cleaning

4.6.1	To keep the Property (excluding the Centre) clean, tidy and free from rubbish;

4.6.2	To clean the inside and outside of windows and any washable surfaces at the Property as often as reasonably necessary;

4.7	Overloading

Not to overload the floors, ceilings or structure of the Property or any plant machinery or electrical installation serving the Property;

4.8	Conduits

To keep the Conduits in or serving the Property clear and free from any noxious, harmful or deleterious substance, and to remove any obstruction and repair any damage to the Conduits as soon as reasonably practicable to the Landlord’s reasonable satisfaction;

4.9	User

4.9.1	Not to use the Property otherwise than for the Permitted Use;

4.9.2	Not to use the Property for any purpose which is:

(i)	noisy, offensive, dangerous, illegal, immoral or an actionable nuisance; or

(ii)	which in the reasonable opinion of the Landlord causes damage or disturbance to the Landlord, or to owners or occupiers of any neighbouring property; or

(iii)	which involves any substance which may be harmful, polluting or contaminating other than in quantities which are normal for and used in connection with the Permitted Use;

4.10	Signs

Not to erect any sign, notice or advertisement which is visible outside the Property without the Landlord’s prior written consent;

4.11	Alterations

4.11.1	Not to make any alterations or additions which:

(i)	affect the structural integrity of the Property (including without limitation the roofs and foundations and the principal or load-bearing walls, floors, beams and columns);

(ii)	affect the external appearance of the Property;

4.11.2	Not to make any other alterations or additions to the Property without the Landlord’s written consent (which is not to be unreasonably withheld or delayed) save that the Tenant may install or demount internal, non-structural partitioning without the consent of the Landlord provided plans showing the extent of such works are deposited with the Landlord promptly on completion of the works;

4.12	Preservation of Easements

4.12.1	Not to prejudice the acquisition of any right of light for the benefit of the Property and to preserve all rights of light and other easements enjoyed by the Property;

4.12.2	Promptly to give the Landlord notice if any easement enjoyed by the Property is obstructed, or any new easement affecting the Property is made or attempted;

4.13	Alienation

4.13.1	Not to:

(i)	assign, charge, underlet or part with possession of the whole or part only of the Property nor to agree to do so except by an assignment or underletting or charging of the whole of the Property or an underletting of a Subletting Unit permitted by this Clause 4.13;

(ii)	share the possession or occupation of the whole or any part of the Property;

(iii)	assign, part with or share any of the benefits or burdens of this lease, or any interest derived from it by a virtual assignment or other similar arrangement;

4.13.2	Charging

Not to charge the whole of the Property without the Landlord’s written consent (not to be unreasonably withheld or delayed).

4.13.3	Assignment

Not to assign or agree to assign the whole of the Property without the Landlord’s written consent (not to be unreasonably withheld or delayed), provided that:

(i)	the Landlord may withhold consent in circumstances where in the reasonable opinion of the Landlord

(a)	the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant’s covenants in this lease; or

(b)	such persons as the Landlord reasonably requires do not act as guarantors for the assignee and do not enter into direct covenants with the Landlord including the provisions set out in the Third Schedule (but referring in paragraph 1.2 to the assignee);

(ii)	the Landlord’s consent shall in every case be subject to conditions (unless expressly excluded) requiring that:

(a)	the assignee covenants with the Landlord to pay the rents and observe and perform the Tenant’s covenants in this lease during the residue of the Term, or until released pursuant to the 1995 Act;

(b)	the Tenant enters into an authorised guarantee agreement guaranteeing the performance of the Tenant’s covenants in this lease by the assignee including the provisions set out in paragraphs 1-5 (inclusive) of the Third Schedule (but omitting paragraph 1.2);

(c)	all rent and other payments due under this lease are paid before completion of the assignment;

4.13.4	Underletting

Not to underlet or agree to underlet the whole of the Property or a Subletting Unit nor vary the terms of any underlease without the Landlord’s written consent (not to be unreasonably withheld or delayed). Any permitted underletting must comply with the following:

(i)	the rent payable under the underlease must be:

(a)	not less than the rent reasonably obtainable in the open market for the Property or the Subletting Unit without fine or premium;

(b)	payable no more than one quarter in advance;

(c)	subject to upward only reviews at intervals no less frequent than the rent reviews under this lease;

(ii)	the undertenant covenants with the Landlord and in the underlease:

(a)	either:

(I)	to observe and perform the Tenant’s covenants in this lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act; or

(II)	to observe and perform the Tenant’s covenants in the underlease during the term of the underlease or until released pursuant to the 1995 Act

(b)	not to underlet, share or part with possession or occupation of the whole or any part of the underlet premises, nor to assign or charge part only of the underlet premises;

(c)	not to assign the whole of the underlet premises without the Landlord’s prior written consent (which shall not be unreasonably withheld or delayed);

(iii)	all rents and other payments due under this lease (not the subject of a bona fide dispute) are paid before completion of the underletting;

(iv)	in relation to any Subletting Unit Sections 24 to 28 of the 1954 Act must be excluded and before completion of the underletting a certified copy of each of the following documents must be supplied to the Landlord:

(a)	the notice served on the proposed undertenant pursuant to section 38A(3)(a) of the 1954 Act; and

(b)	the declaration actually made by the proposed undertenant in compliance with the requirements of Schedule 2 of the 2003 Order; and

(c)	the proposed form of underlease containing an agreement to exclude the provisions of sections 24 to 28 of the 1954 Act and a reference to both the notice pursuant to section 38A(3)(a) of the 1954 Act and the declaration pursuant to the requirements of Schedule 2 of the 2003 Order as referred to in this clause 4.13.3;

and before completion of the underletting the Tenant must warrant to the Landlord that both the notice pursuant to section 38A(3)(a) of the 1954 Act has been served on the relevant persons as required by the 1954 Act and the appropriate declaration pursuant to the requirements of Schedule 2 of the 2003 Order as referred to in this clause 4.13.3 has been made prior to the date on which the Tenant and the proposed undertenant became contractually bound to enter into the tenancy to which the said notice applies;

(v)	in relation to any Subletting Unit the underlease grants such rights as are appropriate for the separate occupation and use of the Subletting Unit, reserves such rights as are appropriate for the separate occupation and use of the remainder of the property let by this lease and to enable the Tenant to comply with its obligations under this lease, and reserves as rent:-

(a)	a fair proportion of the cost of insuring the Property and the whole cost of insuring the loss of the principal rent and service charge payable under the underlease; and

(b)	a service charge which provides for the undertenant to pay a fair and reasonable proportion of expenditure incurred by the Tenant in relation to the maintenance, repair, renewal, decoration and cleaning of the Property (including without limitation the Conduits, plant and equipment therein) and the provision of services to the Property

(vi)	there shall be no more than four (4) units of occupation at any time and no more than two (2) units of occupation on a single floor (and for this purpose a unit of occupation shall comprise (a) each Subletting Unit which is separately underlet and (b) the residue of the net lettable area of the Property (if any) retained by the Tenant);

(vii)	(in the case of an underletting of the whole of the Property) the underlease reserves as rent the Service Charge payable under this lease;

(viii)	(in the case of an underletting of a Subletting Unit) the underlease reserves as rent a fair and reasonable proportion of the Service Charge payable under this lease;

(ix)	if the Subletting Unit comprises less than a whole floor of the Property then unless the underletting either:

(a)	contains a covenant on the part of the undertenant to observe and perform the Tenant’s covenants in this lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act; or

(b)	is on terms obliging the undertenant to take a lease of the whole of the Property for the unexpired residue of the term of this lease (less one day) on the same terms as those contained in this lease (including as to rents and rent review) in the event of the immediate reversion to such underlease becoming vested in the Landlord the underlease shall contain a break exercisable by the landlord on three (3) months’ notice in the event of the immediate reversion thereto becoming vested in the Landlord;

(x)	the underlease is in a form approved by the Landlord (such approval not to be unreasonably withheld or delayed)

4.13.5	To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease and not to permit any reduction of the rent payable by any undertenant;

4.13.6	Group Sharing

Notwithstanding Clause 4.13.1 the Tenant may share occupation of the whole or any part of the Property with a Group Company;

PROVIDED THAT

(a)	the relationship of landlord and tenant is not created; and

(b)	occupation by any Group Company shall cease upon it ceasing to be a Group Company; and

(c)	the Tenant informs the Landlord in writing before each occupier commences occupation and after it ceases occupation;

4.14	Registration

Within 21 days to give to the Landlord’s solicitors (or as the Landlord may direct) written notice of any assignment, charge, underlease or other devolution of the Property or a Subletting Unit together with a certified copy of the relevant document and a reasonable registration fee of not less than £50;

4.15	Statutory Requirements and Notices

4.15.1	To supply the Landlord with a copy of any notice, order or certificate or proposal for any notice order or certificate affecting or capable of affecting the Property as soon as it is received by or comes to the notice of the Tenant;

4.15.2	To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute or European Union law, regulation or directive (whether imposed on the owner or occupier), which affects the Property or its use;

4.15.3	At the request of the Landlord, but at the joint cost of the Landlord and the Tenant, to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require;

4.15.4	To observe and perform the obligations of any agreement entered into prior to the date of this lease under any statute or European Union law, regulation or directive so far as the same relates to the use and/or occupation of the Property;

4.16	Planning

4.16.1	Not to apply for or implement any planning permission affecting the Property without first obtaining the Landlord’s written consent (not to be unreasonably withheld or delayed in cases where the subject matter of the planning permission has been approved by the Landlord pursuant to the other provisions of this lease);

4.16.2	If a planning permission is implemented the Tenant shall complete all the works permitted and comply with all the conditions imposed by the permission before the determination of the Term (including any works stipulated to be carried out by a date after the determination of the Term unless the Landlord requires otherwise);

4.17	Contaminants and Defects

4.17.1	To give the Landlord prompt written notice upon becoming aware of the existence of any defect in the Property, or of the existence of any contaminant, pollutant or harmful substance on the Property but not used in the ordinary course of the Tenant’s use of the Property;

4.17.2	If so requested by the Landlord, to remove from the Property or remedy to the Landlord’s reasonable satisfaction any such contaminant, pollutant or harmful substance introduced on the Property by or at the request of the Tenant;

4.18	Entry by Landlord

To permit the Landlord at all reasonable times and on reasonable notice (which shall not be less than 72 hours’ notice except in emergency) to enter the Property in order to:

4.18.1	inspect and record the condition of the Property or the Centre or the Adjoining Property;

4.18.2	remedy any breach of the Tenant’s obligations under this lease;

4.18.3	repair, maintain, clean, alter, replace, install, add to or connect up to any Conduits which serve the Centre or the Adjoining Property;

4.18.4	repair, maintain, alter or rebuild the Centre or the Adjoining Property;

4.18.5	comply with any of its obligations under this lease;

Provided that the Landlord shall only exercise such rights where necessary and shall cause as little inconvenience as reasonably practicable in the exercise of such rights and shall promptly make good all physical damage to the Property caused by such entry;

4.19	Landlord’s Costs

To pay to the Landlord on demand amounts equal to such Costs as it may properly and reasonably incur:

4.19.1	in connection with any application for consent made necessary by this lease (including where consent is lawfully refused or the application is withdrawn);

4.19.2	incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidations (whether before or within three (3) months after the end of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court);

4.19.3	in connection with the enforcement or remedying of any breach of the covenants in this lease on the part of the Tenant and any Guarantor;

4.19.4	incidental to or in reasonable contemplation of the preparation and service of any notice under Section 17 of the 1995 Act;

4.20	Yielding up

Immediately before the end of the Term:

(i)	to give up the Property repaired and decorated and otherwise in accordance with the Tenant’s covenants in this lease;

(ii)	if the Landlord so requires, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Property in accordance with the Building Specification, as the Landlord shall reasonably direct and to its reasonable satisfaction;

(iii)	to remove all signs, tenant’s fixtures and fittings and other goods from the Property, and make good any damage caused thereby to the Landlord’s reasonable satisfaction;

(iv)	to replace any damaged or missing Landlord’s fixtures with ones of no less quality and value;

(v)	to replace all carpets with ones of no less quality and value than those in the Property at the start of the Contractual Term;

(vi)	to give to the Landlord all operating and maintenance manuals together with any health and safety files relating to the Property;

(vii)	to provide evidence of satisfactory condition and maintenance of plant and machinery including (without limitation) electrical installation condition reports in respect of all of the electrical circuits and supply equipment in the Property, and any other condition reports as required under any relevant statute or European Union law, regulation or directive and copies of all service records;

(viii)	to return any security cards or passes provided by the Landlord for use by the Tenant and its visitors.

4.21	Encumbrances

To perform and observe the Encumbrances so far as they relate to the Property.

4.22	Roads Etc

Not to obstruct the roads, pavements, footpaths and forecourt areas from time to time on the Estate in any way whatsoever and not to use any part of the forecourts and car parking spaces or other open parts of the Property for the purpose of storage or deposit of any materials, goods, container ships’ pallets, refuse, waste scrap or any other material or matter.

4.23	Parking Restrictions

Except as to any right specifically granted in this lease not to permit any vehicles belonging to or calling upon the Tenant to stand on the roads, car parking spaces, forecourts, pavements or footpaths on the Estate.

4.24	Regulations etc

4.24.1	At all times during the Term to observe and perform such regulations (if any) in respect of the Centre or the Estate as the Landlord may reasonably think expedient to the proper management of the Centre or the Estate and which are notified to the Tenant.

4.24.2	Not to cause any obstruction to any part of the Centre or the Estate.

4.25	Land Registration Provisions

4.25.1	Promptly following the grant of this lease the Tenant shall apply to register this lease at the Land Registry and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and within one month after completion of the registration, the Tenant shall send the Landlord official copies of its title;

4.25.2	Immediately after the end of the Term (and notwithstanding that the Term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and the Tenant shall keep the Landlord informed of the progress and completion of its application.

5	Landlord’s Covenants

5.1	Quiet Enjoyment

The Landlord covenants with the Tenant that, the Tenant may peaceably enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it.

5.2	Provision of Services

The Landlord will use its reasonable endeavours to provide or procure the provision of the Services PROVIDED THAT the Landlord shall be entitled to withhold or vary the provision or procurement of such of the Services as the Landlord considers necessary or appropriate in the interests of good estate management and PROVIDED FURTHER THAT the Landlord will not be in breach of this Clause as a result of any failure or interruption of any of the Services:

5.2.1	resulting from circumstances beyond the Landlord’s reasonable control, so long as the Landlord uses its reasonable endeavours to remedy the same as soon as reasonably practicable after becoming aware of such circumstances; or

5.2.2	to the extent that the Services (or any of them) cannot reasonably be provided as a result of works of inspection, maintenance and repair or other works being carried out at the Property or the Centre or the Estate.

6	Insurance

6.1	Landlord’s insurance covenants

The Landlord covenants with the Tenant as follows:

6.1.1	To insure the Property (other than tenant’s and trade fixtures and fittings) unless the insurance is invalidated in whole or in part by any act or default of the Tenant:

(i)	with an insurance office or underwriters of repute;

(ii)	against loss or damage by the Insured Risks;

(iii)	subject to such excesses as may be imposed by the insurers;

(iv)	in the full cost of reinstatement of the Property (in modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases;

6.1.2	To insure against loss of the Principal Rent thereon payable or reasonably estimated by the Landlord to be payable under this lease arising from damage to the Property by the Insured Risks for three years or such longer period as the Landlord may reasonably require having regard to the likely period for reinstating the Property;

6.1.3	The Landlord will use its reasonable endeavours to procure that the insurer waives its rights of subrogation against the Tenant (so long as such provision is available in the London insurance market) and to ensure that the Tenant’s interest is noted on such policy (which may be by way of the policy providing for a general noting of the interests of tenants);

6.1.4	At the request and cost of the Tenant (but not more frequently than once in any twelve month period) to produce summary details of the terms of the insurance under this Clause 6.1;

6.1.5	To notify the Tenant as soon as becoming aware of any material change in the terms and conditions of the insurer in relation to the policy under which the Property is for the time being insured;

6.1.6	If the Property is destroyed or damaged by an Insured Risk, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents to use the insurance proceeds (except those relating to loss of rent and fees) and any uninsured excess paid by the Tenant under Clause 6.2.4(ii) in reinstating the same (other than tenant’s and trade fixtures and fittings) as quickly as reasonably practicable substantially as it was before the destruction or damage in modern form if appropriate but not necessarily identical in layout

6.2	Tenant’s insurance covenants

The Tenant covenants with the Landlord from and including the Insurance Commencement Date and then throughout the Term or until released pursuant to the 1995 Act as follows:

6.2.1	To pay to the Landlord on demand sums equal to:

(i)	the amount which the Landlord spends on insurance pursuant to Clause 6.1;

(ii)	the cost of property owners’ liability and third party liability insurance in connection with the Property;

(iii)	the cost of any professional valuation of the Property properly required by the Landlord (but not more than once in any two year period);

6.2.2	To give the Landlord immediate written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim;

6.2.3	Not to do anything at the Property which would or might prejudice or invalidate the insurance of the Property or the Adjoining Property or cause any premium for their insurance to be increased;

6.2.4	To pay to the Landlord on demand:

(i)	any increased premium and any Costs incurred by the Landlord as a result of a breach of Clause 6.2.3;

(ii)	any uninsured excess to which the insurance policy may be subject;

(iii)	the whole of the irrecoverable proportion of the insurance moneys if the Property or any part are destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant;

6.2.5	To comply with the requirements and reasonable recommendations of the insurers;

6.2.6	To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Property at the cost of the Tenant which become Landlord’s fixtures and fittings;

6.2.7	Not to effect any insurance of the Property against an Insured Risk but if the Tenant effects or has the benefit of any such insurance the Tenant shall hold any insurance moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable;

6.3	Suspension of Rent

If the Property is unfit for occupation and use because of damage by an Insured Risk then (save to the extent that payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Principal Rent (or a fair proportion according to the nature and extent of the damage) shall be suspended until the date on which the Property is again fit for occupation and use.

6.4	Determination Right

6.4.1	If the Property is destroyed or damaged by an Insured Risk such that the Property is unfit for occupation and use and shall not be rendered fit for occupation and use within two years and nine months of the date of such damage then either the Landlord or the Tenant may whilst the Property has not been rendered fit for occupation and use terminate the Contractual Term by giving to the other not less than three (3) months’ previous notice in writing. PROVIDED THAT if the Property has been rendered fit for occupation and use within three years of the date of such damage then such notice shall be deemed not to have been given.

6.4.2	Termination of this lease pursuant to the provisions of Clause 6.4.1 shall be without prejudice to the liability of either party for any antecedent breach of the covenants and conditions herein contained (save for Clause 6.1.6 which shall be deemed not to have applied).

6.5	Uninsured Risks

6.5.1	For the purposes of this Clause 6.5:

(i)	These provisions shall apply from the date on which any Insured Risk becomes an Uninsured Risk but only in relation to the Uninsured Risk;

(ii)	References to an Insured Risk becoming an Uninsured Risk shall, without limitation, include the application by insurers of an exclusion, condition or limitation to an Insured Risk to the extent to which such risk thereby is or becomes an Uninsured Risk.

(iii)	The Landlord shall notify the Tenant in writing as soon as reasonably practicable after an Insured Risk becomes an Uninsured Risk.

6.5.2	If during the Term the Property (or part thereof) shall be damaged or destroyed by an Uninsured Risk so as to make the Property (or part therefore) unfit for occupation or use:

(i)	The Principal Rent and the Service Charge or a fair proportion according to the nature and extent of the damage sustained will not be payable until the earlier of the date on which:

(a)	The Property shall again be fit for occupation and use excluding fitting out and replacement of contents; or

(b)	This lease shall be terminated in accordance with Clause 6.5.2(ii) or 6.5.5

(ii)	The Landlord may within one year of the date of such damage or destruction serve notice on the Tenant confirming that it will reinstate the Property (a ‘Reinstatement Notice’) so that the Property shall be fit for occupation and use and if the Landlord fails to serve a Reinstatement Notice by the expiry of such prescribed period the lease will automatically end on the date one year after the date of such damage or destruction.

6.5.3	Clause 6.5.2(i) shall not apply if an Insured Risk shall have become an Uninsured Risk owing to the act or default of the Tenant or any person deriving title under the Tenant or their respective agents, employees, licensee, invitees or contractors.

6.5.4	If the Landlord shall have served a Reinstatement Notice the provisions of Clause 6.1.6 shall apply as if the damage had been caused by an Insured Risk

6.5.5	If the Landlord shall have served a Reinstatement Notice and such reinstatement has not been completed by the date two years and nine months of the date of such damage at any time after that date the Landlord or the Tenant may terminate this lease by serving not less than three months’ notice on the other stating that it terminates this lease, and if by the end of such notice the Property has been reinstated so that the Property is fit for occupation and use the notice shall be void and this lease shall continue in full force and effect.

6.5.6	Service of a Reinstatement Notice shall not oblige the Landlord to replace any Tenant’s fitting out works or property belonging to the Tenant or any third party.

7	Provisos

7.1	Forfeiture

If any of the following events occur:

7.1.1	the Tenant fails to pay any of the rents payable under this lease within 21 days of the due date (whether or not formally demanded); or

7.1.2	the Tenant or Guarantor breaches any of its obligations in this lease; or

7.1.3	the Tenant or Guarantor being a company incorporated within the United Kingdom

(i)	has an Administration Order made in respect of it; or

(ii)	passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member’s voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction previously consented to by the Landlord (consent not to be unreasonably withheld); or

(iii)	has a receiver or administrative receiver or receiver and manager appointed over the whole or any part of its assets or undertaking; or

(iv)	is struck off the Register of Companies; or

(v)	is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

7.1.4	proceedings or events analogous to those described in Clause 7.1.3 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom; or

7.1.5	the Tenant or Guarantor being an individual:

(i)	has a bankruptcy order made against him; or

(ii)	appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986;

then the Landlord may re-enter the Property or any part of the Property in the name of the whole and forfeit this lease and the Term created by this lease shall immediately end, but without prejudice to the rights of either party against the other in respect of any breach of the obligations contained in this lease;

7.2	Notices

7.2.1	All notices under or in connection with this lease shall be given in writing

7.2.2	Any such notice shall be duly and validly served if it is served (in the case of a company) to its registered office or (in the case of an individual) to his last known address;

7.2.3	Any such notice shall be deemed to be given when it is:

(i)	personally delivered to the locations listed in Clause 7.2.2; or

(ii)	sent by registered post, in which case service shall be deemed to occur on the third Working Day after posting.

7.3	No Implied Easements

The grant of this lease does not confer any rights over the Centre or the Estate or the Adjoining Property or any other property except those mentioned in Part I of the First Schedule, and Section 62 of the Law of Property Act 1925 is excluded from this lease;

8	Break Clause

8.1	If the 95 Lease shall not have been granted or required to have been granted pursuant to the Agreement for Lease prior to the last date for such notice to be given by the Tenant under this sub-clause 8.1 the Tenant may terminate the Contractual Term on Break Date 1 by giving to the Landlord not less than six (6) months’ previous notice in writing PROVIDED THAT if the 95 Lease shall have been granted or required to have been granted pursuant to the Agreement for Lease prior to the last date for such notice to be given by the Tenant then any such notice given by the Tenant shall be of no effect and the Contractual Term shall not end on Break Date 1;

8.2	The Tenant may terminate the Contractual Term on Break Date 2 or Break Date 3 or Break Date 4 by giving to the Landlord not less than six (6) months’ previous notice in writing;

8.3	Any notice given by the Tenant shall operate to terminate the Contractual Term only if:

8.3.1	the Principal Rent reserved by this lease has been paid by the time of such termination; and

8.3.2	the Tenant yields up the Property free from any subleases and other third party occupational interests on termination;

8.4	Upon termination the Contractual Term shall cease but without prejudice to any claim in respect of any prior breach of the obligations contained in this lease;

8.5	If:

8.5.1	the 95 Lease shall not have been granted or required to have been granted pursuant to the Agreement for Lease prior to the last date for notice to be given by the Tenant under sub-clause 8.1; and

8.5.2	the Tenant shall not give such notice under sub-clause 8.1 to terminate the Contractual Term on Break Date 1;

then the Principal Rent shall be suspended from and including the date falling immediately after Break Date 1 for a period of one hundred and ninety (190) days, after which period the Tenant’s obligation to pay the Principal Rent shall resume;

8.6	If the Tenant does not terminate the Contractual Term on Break Date 2 the Principal Rent shall be suspended from and including the date falling immediately after Break Date 2 for a period of one hundred and ninety (190) days, after which period the Tenant’s obligation to pay the Principal Rent shall resume;

8.7	If the Tenant terminates this lease in accordance with this clause 8 the Landlord shall promptly reimburse the Tenant in respect of any sums received under this lease which relate to a period following termination of this lease.

8.8	Time shall be of the essence for the purposes of this Clause.

9	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this lease.

10	Environmental Conditions

For the purposes of this clause the expression ‘Environment’ includes air, man-made structures and surface or substrata any surface water or ground water, any life form (including human) or eco system and notwithstanding any other provisions of this Lease to the extent that the Property, Centre or Estate are affected by contamination or pollution, the Environment or the presence of any substance harmful to the Environment present or occurring prior to this Lease otherwise than through the act or default of the Tenant or any party under their control (an ‘Environmental Condition’) the Tenant shall not:

10.1	be responsible for (or contribute to whether by Service Charge or otherwise) any management compliance with statutory requirements, clean up, remediation or containment of any such Environmental Condition; nor

10.2	be responsible to repair any damage disrepair or injury caused by or arising from any Environmental Condition; nor

10.3	be responsible to contribute to any cost, fine or liability of any kind arising out of or in any way connected with any Environmental Condition.

Executed by the parties as a Deed on the date specified in the Prescribed Clauses.

The First Schedule

Part I - Easements and Other Rights granted

There are granted to the Tenant (in common with others authorised by the Landlord)

1	The right to use the relevant Estate Common Areas and the Centre Common Areas for access to and from the Property and for all purposes for which they are designed;

2	Free and uninterrupted use of all existing and future Conduits which serve the Property, subject to the Landlord’s rights to re-route the same subject to there being no unreasonable interruption of services;

3	The right to enter the Estate and/or the Adjoining Property excluding any buildings which are occupied as necessary to perform Clause 4.4 [repair] on reasonable prior written notice to the Landlord, subject to causing as little inconvenience as practicable and complying with conditions reasonably imposed by the Landlord and making good all physical damage caused.

Part II - Exceptions and Reservations

There are excepted and reserved to the Landlord (and others authorised by the Landlord):

1	The right to carry out any building, rebuilding, alteration or other works to the Centre, the Estate and the Adjoining Property (including the erection of scaffolding) notwithstanding any temporary interference with light and air enjoyed by the Property but provided that the Tenant’s use and enjoyment of the Property is not materially compromised;

2	Free and uninterrupted use of all existing and future Conduits which are in the Property and serve the Centre, the Estate or the Adjoining Property;

3	Rights of entry on the Property as referred to in Clause 4.18;

4	Rights of entry on the Centre in order to provide or procure the provision of the Services;

5	The right to use the Centre for access on foot to and from parts of the Estate not comprised in the Property;

6	The right to regulate and control in a reasonable manner the use of the Estate Common Areas;

7	The right to alter the layout of the roads forecourts footpaths pavements and car parking areas from time to time on the Estate in such manner as the Landlord may reasonably require PROVIDED THAT such alterations do not materially diminish the Tenant’s rights under this lease and that such works do not materially compromise the Tenant’s access to the Property;

8	The right in the last six months of the Term to view the Property with prospective tenants upon giving reasonable notice (not to be less than 72 hours) and the right throughout the Term to view the Property with prospective purchasers upon giving reasonable notice (not to be less than 72 hours).

Part III - Encumbrances

The covenants declarations and other matters affecting the Property contained or referred to in the Landlord’s freehold reversionary title number BK102078 as at the date of this lease

The Second Schedule

Rent Review

1	In this Schedule:

1.1	Review Date means each of the Review Dates and Relevant Review Date shall be interpreted accordingly;

1.2	Current Rent means the Principal Rent payable under this lease immediately before the Relevant Review Date

1.3	Index means the Consumer Prices Index (CPI) published by the Office for National Statistics or (if not available) such index of comparative prices as the Landlord shall reasonably require;

1.4	Indexed Rent means:

Current Rent multiplied by (A/B) per annum where:

A	=	The figure shown in the Index for the month immediately before the Relevant Review Date; and

B	=	(In the case of Review Date 1) the figure shown in the Index for February 2015, (in the case of Review Date 2) the figure shown in the Index for August 2020, (in the case of Review Date 3) the figure shown in the Index for August 2025 and (in the case of Review Date 4) the figure shown in the Index for August 2030.

PROVIDED THAT:

At Review Date 1 the maximum value of (A/B) shall be 1.2409860 and the minimum value of (A/B) shall be 1.0562651;

At each of Review Date 2, Review Date 3 and Review Date 4 the maximum value of (A/B) shall be 1.2166529 and the minimum value of (A/B) shall be 1.0510101;

1.5	Revised Rent means the new Principal Rent following each Review Date pursuant to paragraph 2 of the Second Schedule.

2	The Principal Rent shall be reviewed on each Review Date to the higher of:

2.1	the Current Rent (disregarding any suspension or abatement of the Principal Rent); and

2.2	the Indexed Rent ascertained in accordance with this lease;

3	If a Revised Rent has not been ascertained by the Relevant Review Date:

3.1	the Current Rent shall continue to be payable until the Revised Rent is ascertained;

3.2	when the Revised Rent is ascertained:

3.2.1	the Tenant shall pay within 14 days of ascertainment of the Revised Rent:

(i)	any difference between the Principal Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Review Date (the Balancing Payment); and

(ii)	interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Review Date;

3.2.2	the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Revised Rent.

4	Time shall not be of the essence for the purposes of this Schedule.

The Third Schedule

Guarantee

1	The Guarantor covenants with the Landlord as principal debtor:

1.1	that throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act:

1.1.1	The Tenant will pay the rents reserved by and perform its obligations contained in this lease;

1.1.2	The Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in paying the rents and performing its obligations under this lease;

1.2	the Tenant [(here meaning the Tenant so named in the Prescribed Clauses)] will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this lease.

2	The liability of the Guarantor shall not be affected by:

2.1	Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant’s covenants and obligations;

2.2	The Landlord’s refusal to accept rent at a time when it would or might have been entitled to re-enter the Property;

2.3	Any variation of the terms of this lease;

2.4	Any change in the constitution, structure or powers of the Guarantor the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor;

2.5	Any act which is beyond the powers of the Tenant;

2.6	The surrender of part of the Property;

3	Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

4	The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations or stand in the Landlord’s place in respect of such security.

5	If this lease is disclaimed, and if the Landlord within 6 months of the disclaimer requires in writing the Guarantor will enter into a new lease of the Property at the cost of the Guarantor on the terms of this lease (but as if this lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Contractual Term from and with effect from the date of the disclaimer.

6	If this lease is forfeited and if the Landlord within 6 months of the forfeiture requires in writing the Guarantor will (at the option of the Landlord):

6.1	enter into a new lease as in paragraph 5 above with effect from the date of the forfeiture; or

6.2	pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under this lease until the earlier of 6 months after the forfeiture and the date on which the Property is fully relet.

The Fourth Schedule
Service Charge

Part I - Calculation and payment of the Service Charge

1	In this Schedule unless the context otherwise requires:

1.1	Accounting Date means 31 December in each year or such other date as the Landlord notifies in writing to the Tenant from time to time;

1.2	Accounting Year means the period from but excluding one Accounting Date to and including the next Accounting Date;

1.3	Centre Service Cost means all reasonable and proper costs and expenses paid or incurred by the Landlord in relation to the provision of the Centre Services (including irrecoverable VAT);

1.4	Estate Service Cost means all reasonable and proper costs and expenses paid or incurred by the Landlord in relation to the provision of the Estate Services (including irrecoverable VAT);

1.5	Estimated Service Charge means the Landlord’s Surveyor’s reasonable and proper estimate of the Service Charge for the Accounting Year notified in writing to the Tenant from time to time;

1.6	Service Cost means the sum of the Centre Service Cost and the Estate Service Cost ;

1.7	Tenant’s Share of the Estate Service Cost means a fair and reasonable proportion of the Estate Service Cost;

1.8	Tenant’s Share of the Service Cost means the sum of:

1.8.1	the Centre Service Cost; and

1.8.2	the Tenant’s Share of the Estate Service Cost.

2	The Service Charge shall be the Tenant’s Share of the Service Cost in respect of each Accounting Year, and if only part of an Accounting Year falls within the Term the Service Charge shall be the Tenant’s Share of the Service Cost in respect of the relevant Accounting Year divided by 365 and multiplied by the number of days of the Accounting Year within the Term.

3	The Landlord shall have the right to adjust the Tenant’s Share of the Estate Service Cost from time to time to make reasonable allowances for differences in the services provided to or enjoyable by the other occupiers of the Estate.

4	The Tenant shall pay the Estimated Service Charge for each Accounting Year to the Landlord in advance by equal instalments on the Quarter Days, (the first payment for the period from and including the Service Charge Commencement Date to (but excluding) the next Quarter Day after the Service Charge Commencement Date to be made on the Service Charge Commencement Date); and

4.1	If the Landlord’s Surveyor does not notify an estimate of the Service Charge for any Accounting Year the Estimated Service Charge for the preceding Accounting Year shall apply; and

4.2	Any adjustment to the Estimated Service Charge after the start of an Accounting Year shall adjust the payments on the following Quarter Days equally.

5	As soon as practicable after the end of each Accounting Year the Landlord shall serve on the Tenant a summary of the Service Cost and a statement of the Service Charge certified by the Landlord’s Surveyor which shall be conclusive (save in the case of manifest error).

6	The difference between the Service Charge and the Estimated Service Charge for any Accounting Year (or part) shall be paid by the Tenant to the Landlord within fourteen days of the date of the statement for the Accounting Year, or allowed against the next Estimated Service Charge payment, or after the expiry of the Term refunded to the Tenant.

7	The Tenant shall be entitled by appointment within a reasonable time following service of the Service Charge statement to inspect the accounts maintained by the Landlord and the Landlord’s Surveyor relating to the Service Cost and supporting vouchers and receipts at such location as the Landlord reasonably directs.

8	For the avoidance of doubt any cost charged as a Service Cost in respect of any element of the Estate Services or of the Centre Services shall not be charged as a Service Cost in respect of any other head of charge under which charges are made for services by the Landlord.

Part II - Estate Services

In relation to the Estate the provision of the following services or the Costs incurred in relation to:

1	The Common Areas

Repairing, maintaining and (where appropriate) cleaning, lighting and (as necessary) altering renewing, rebuilding and reinstating the Estate Common Areas.

2	Conduits

The repair, maintenance and cleaning and (as necessary) replacement and renewal of all Conduits within the Estate Common Areas.

3	Plant and machinery

Hiring, operating, inspecting, servicing, overhauling, repairing, maintaining, cleaning, lighting and (as necessary) renewing or replacing any plant, machinery, apparatus and equipment from time to time within the Estate Common Areas or used for the provision of services to the Estate and the supply of all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

4	Signs

Maintaining and (where appropriate) cleaning and lighting and (as necessary) renewing and replacing the signboards, all directional signs, fire regulation notices, advertisements, bollards, roundabouts and similar apparatus or works.

5	Landscaping

Maintaining, tending and cultivating and (as necessary) re-stocking any garden or grassed areas including replacing plants, shrubs and trees as necessary.

6	Common facilities

Repairing maintaining and (as necessary) rebuilding as the case may be any party walls or fences, party structures, Conduits or other amenities and easements which may belong to or be capable of being used or enjoyed by the Estate in common with any land or buildings adjoining or neighbouring the Estate.

7	Security

Installation, operation, maintenance, repair, replacement and renewal of closed circuit television systems and other security systems.

8	Outgoings

Any existing and future rates, taxes, charges, assessments and outgoings in respect of the Estate Common Areas or any part of them except tax (other than VAT) payable in respect of any dealing with or any receipt of income in respect of the Estate Common Areas.

9	Transport

The provision of a bus service to and from Didcot or such other transport and/or location (if any) deemed necessary by the Landlord.

10	Statutory requirements

The cost of carrying out any further works (after the initial construction in accordance with statutory requirements) to the Estate Common Areas required to comply with any statute.

11	Management and Staff

11.1	The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Landlord for or in connection with surveying or accounting functions or the performance of the Estate Services and any other duties in and about the Estate relating to the general management, administration, security, maintenance, protection and cleanliness of the Estate:

11.2	Management costs fees and disbursements in respect of the Estate of 10% of the Estate Service Cost (excluding costs under this clause 11.2).

11.3	Providing staff in connection with the Estate Services and the general management, operation and security of the Estate and all other incidental expenditure including but not limited to:

11.3.1	salaries, National Health Insurance, pension and other payments contributions and benefits;

11.3.2	uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff;

11.3.3	providing premises and accommodation and other facilities for staff.

12	Enforcement of Regulations

The reasonable and proper costs and expenses incurred by the Landlord in enforcing the rules and regulations from time to time made pursuant to Clause 4.24 provided that the Landlord shall use all reasonable endeavours to recover such costs and expenses from the defaulting party and provided further that there shall be credited against the Estate Service Cost any such costs recovered.

13	Insurances

13.1	Effecting such insurances (if any) as the Landlord may properly think fit in respect of the Estate Common Areas the plant, machinery, apparatus and equipment used in connection with the provision of the Estate Services (including without prejudice those referred to in paragraph 3 above) and any other liability of the Landlord to any person in respect of those items or in respect of the provision of the Estate Services.

13.2	Professional valuations for insurance purposes (but not more than once in any two year period);

13.3	Any uninsured excesses to which the Landlord’s insurance may be subject.

14	Generally

Any reasonable and proper costs (not referred to above) which the Landlord may incur in providing such other services and in carrying out such other works as the Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Estate.

15	Anticipated Expenditure

Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Landlord’s Surveyor) of providing the Estate Services;

16	Borrowing

The costs of borrowing any sums required for the provision of the Estate Services at normal commercial rates available in the open market or if any such sums are loaned by the Landlord or a Group Company of the Landlord interest at Base Rate.

17	VAT

Irrecoverable VAT on any of the foregoing.

Part III - Centre Services

In relation to the Centre, the provision of the following services or the Costs incurred in relation to:

1	Repairs to the Centre plant and equipment (including Conduits)

Repair, renewal, decoration, cleaning and maintenance of the Conduits, plant and equipment (which are not the responsibility of the Tenant).

2	Centre Common Areas

(a)	Repair, renewal, decoration, cleaning, maintenance and lighting of the Centre Common Areas and other parts of the Centre;

(b)	Providing signs, nameboards and other notices within the Centre.

3	Services

Procuring water, electricity and sewerage services for the Centre Common Areas.

4	Landscaping

Maintaining, tending and cultivating and (as necessary) re-stocking any garden or grassed areas including replacing plants, shrubs and trees as necessary.

5	Fire Fighting and Security

Provision, operation, repair, renewal, cleaning and maintenance of fire alarms, sprinkler systems, fire prevention and fire-fighting equipment and ancillary apparatus and security alarms, apparatus, closed circuit television and systems as the Landlord considers appropriate.

6	Insurance

6.1	Effecting such insurances (if any) as the Landlord may properly think fit in respect of the Centre Common Areas and all Landlord’s plant, machinery, apparatus and equipment and any other liability of the Landlord to any person in respect of those items or in respect of the provision of the Centre Services;

6.2	Professional valuations for insurance purposes (but not more than once in any two year period);

6.3	Any uninsured excesses to which the Landlord’s insurance may be subject.

7	Statutory Requirements

All existing and future rates, taxes, charges, assessments and outgoings payable to any competent authority for or in connection with utilities.

8	Management and Staff

8.1	The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Landlord for or in connection with surveying or accounting functions or the performance of the Centre Services and any other duties in and about the Centre relating to the general management, administration, security, maintenance, protection and cleanliness of the Centre:

8.2	Management fees and disbursements incurred in respect of the Centre of 10% of the Centre Service Cost (excluding costs under this paragraph 8.2).

8.3	Providing staff in connection with the Centre Services and the general management, operation and security of the Centre and all other incidental expenditure including but not limited to:

(i)	salaries, National Health Insurance, pension and other payments contributions and benefits;

(ii)	uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff;

(iii)	providing premises and accommodation and other facilities for staff.

9	General

9.1	Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Landlord’s Surveyor) of providing the Centre Services;

9.2	Any reasonable and proper costs (not referred to above) which the Landlord may incur in providing such other services and in carrying out such other works as the Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Centre;

9.3	The costs of borrowing any sums required for the provision of the Centre Services at normal commercial rates available in the open market or if any such sums are loaned by the Landlord or a Group Company of the Landlord interest at Base Rate.

10	VAT

Irrecoverable VAT on any of the foregoing.

Annexure: Building Specification

EXECUTED AS A DEED by MEPC MILTON PARK NO. 1 LIMITED acting by a director and the company secretary or by two directors	}

Director	[***]

Director/Company Secretary	[***]

EXECUTED AS A DEED by MEPC MILTON PARK NO. 2 LIMITED acting by a director and the company secretary or by two directors	}

Director	[***]

Director/Company Secretary	[***]